VILLAGE SUPER MARKET, INC.
                                    EXECUTIVE OFFICES
                                   733 Mountain Avenue
                              Springfield, New Jersey 07081
                                 Phone:  (973) 467-2200
                                  Fax:  (973) 467-6582


                               VILLAGE SUPER MARKET, INC.
                              DECLARES QUARTERLY DIVIDEND


Contact:   Kevin Begley, CFO
           (973) 467-2200, Ext. 220
           Kevin.Begley@wakefern.com


Springfield, New Jersey - March 18, 2011 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $.10 per Class A common share and $.065 per Class B common share. The dividends will be payable on April 21, 2011 to shareholders of record at the close of business on April 1, 2011.

     James Sumas, Chairman of the Board and Chief Executive Officer, commented "This dividend declaration is consistent with the dividend policy for 2011 we announced when the Board declared the special dividends of $1.25 per Class A share and $.8125 per Class B share in December 2010. The Board's current intention is to pay quarterly dividends in 2011 in a range of $.06 - $.12 per Class A share ($.039 - $.078 per Class B share). The Board will reconsider dividend policy and other methods of providing returns to shareholders in future years based on a variety of factors, including tax rates on dividends and capital gains in effect at that time."

     Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.